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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-52408, 333-66244 and 333-138983 on Form S-8 and Registration Statement No. 333-133653 and 333-120707 on Form S-3 of our report dated March 28, 2008, relating to the consolidated financial statements and financial statement schedule of WJ Communications, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An interpretation of FASB Statement No. 109), appearing in this Annual Report on Form 10-K of WJ Communications, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP San Jose, California March 28, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM